Exhibit 99.1

ANNOUNCEMENT: MCEWEN MINING RIGHTS OFFERING FAQ CONFERENCE CALL NOVEMBER 1ST, 2 PM ET

TORONTO, ONTARIO - (October 31, 2012) - McEwen Mining Inc. (“McEwen Mining”) (NYSE: MUX) (TSX: MUX) Chief Owner, Rob McEwen, along with senior management, will be hosting a conference call tomorrow, November 1, 2012 at 2:00 PM EST to discuss the Rights Offering and address questions that shareholders might have. The Rights Offering was announced by the Company on October 29, 2012 and can be accessed here:

http://mcewenmining.com/Media-Events/News-Releases/News-Releases-Details/2012/McEwen-Mining-Announces-60-Million-Rights-Offering-Backstopped-by-Its-Chief-Owner-Rob-McEwen1131625/default.aspx

WEBCAST: http://www.gowebcasting.com/3996

TELEPHONE:

Participant dial-in number(s): 416-695-7806 / 1-888-789-9572
Participant pass code: 6982485#

REPLAY:

Dial-in number(s): 905-694-9451 / 1-800-408-3053

Pass code: 7204869#

ABOUT MCEWEN MINING (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by 2015 by creating a high quality, high growth, low-cost, mid-tier gold producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest); the El Gallo complex in Sinaloa, Mexico; the Gold Bar project in Nevada, US; the Los Azules Copper project in San Juan, Argentina and a large portfolio of exploration properties in Argentina, Nevada and Mexico.

McEwen Mining has 268,495,751 shares issued and outstanding (comprised of 190,516,797 Common Shares and 77,987,621 Exchangeable Shares). Rob McEwen, Chairman and Chief Owner, owns approximately 25% of the shares of McEwen Mining (assuming all outstanding Exchangeable Shares are exchanged for an equivalent amount of Common Shares). As of June 30, 2012, McEwen Mining had cash and liquid assets of $38 million.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408 Facebook: www.facebook.com/McEwenRob Twitter: www.twitter.com/McEwenMining	Mailing Address 181 Bay Street Suite 4750 Toronto, ON M5J 2T3 PO box 792 E-mail: info@mcewenmining.com